                     THE UPJOHN COMPANY AND SUBSIDIARIES                         EXHIBIT 11
          COMPUTATION OF EARNINGS PER COMMON SHARE - PRIMARY
                     (In millions, except per-share data)

                                                        Three Months          Six Months
                                                       Ended June 30,       Ended June 30,
                                                       1994      1993       1994     1993
                                                      ------    ------     ------   ------
Earnings from continuing operations                   $120.1    $125.1     $254.8   $276.5
Discontinued operation                                              .2                 1.1
Cumulative effect of accounting changes                                              (18.9)
                                                      ------    ------     ------   ------
Net earnings                                           120.1     125.3      254.8    258.7
Dividends on preferred stock, net of tax                 3.1       3.1        6.1      6.1
                                                      ------    ------     ------   ------
Net earnings on common shares - primary               $117.0    $122.2     $248.7   $252.6
                                                      ======    ======     ======   ======
Average number of common shares outstanding            173.0     174.0      173.2    174.2
Number of common shares issuable assuming
  exercise of stock options                               .1        .2         .1       .1
Contingently issuable incentive common shares             .3        .3         .3       .3
                                                      ------    ------     ------   ------
Total shares - primary                                 173.4     174.5      173.6    174.6
                                                      ======    ======     ======   ======
Primary earnings per common share:
  Earnings from continuing operations                 $  .67    $  .70     $ 1.43   $ 1.55
  Discontinued operation                                                               .01
  Cumulative effect of accounting changes                                             (.11)
                                                      ------    ------     ------   ------
  Net earnings                                        $  .67    $  .70     $ 1.43   $ 1.45
                                                      ======    ======     ======   ======


                  COMPUTATION OF EARNINGS PER COMMON SHARE - FULLY DILUTED

Earnings from continuing operations                   $120.1    $125.1     $254.8   $276.5
Discontinued operation                                              .2                 1.1
Cumulative effect of accounting changes                                              (18.9)
                                                      ------    ------     ------   ------
Net earnings                                           120.1     125.3      254.8    258.7
Less ESOP contribution assumed to be required if
  preferred shares are converted into common shares      1.3       1.3        2.5      2.6
                                                      ------    ------     ------   ------
Net earnings on common shares - fully diluted         $118.8    $124.0     $252.3   $256.1
                                                      ======    ======     ======   ======
Average number of common shares outstanding            173.0     174.0      173.2    174.2
Number of common shares issuable assuming exercise
  of stock options                                        .2        .2         .2       .2
Contingently issuable incentive common shares             .3        .3         .3       .3
Number of common shares issuable assuming
  conversion of preferred shares                         7.3       7.4        7.3      7.4
                                                      ------    ------     ------   ------
Total shares - fully diluted                           180.8     181.9      181.0    182.1
                                                      ======    ======     ======   ======
Fully diluted earnings per common share:
  Earnings from continuing operations                 $  .65    $  .68     $ 1.39   $ 1.50
  Discontinued operation                                                               .01
  Cumulative effect of accounting changes                                             (.10)
                                                      ------    ------     ------   ------
  Net earnings                                        $  .65    $  .68     $ 1.39   $ 1.41
                                                      ======    ======     ======   ======
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